UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report May 17, 2011

(Date of earliest event reported)

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 17, 2011, the Company held its annual meeting of stockholders. Of the 14,034,991 shares of common stock eligible to vote at the annual meeting, 11,838,850 shares were represented in person or by proxy, representing approximately 84.35% of the outstanding shares.  At the meeting, the stockholders elected Messrs. Barry Finn, William Kane and John Ladowicz as directors to serve three-year terms until 2014, and approved each of the two additional proposals listed below.  Further detail on each of the matters voted on by the stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1)	Election of three members of the board of directors to serve a three-year term expiring in 2014:

Name	Votes For	Votes Withheld	Broker Non-Votes
Barry Finn	7,876,081	505,022	3,457,747
William Kane	7,846,437	534,666	3,457,747
John Ladowicz	7,178,086	1,203,017	3,457,747

2)	Ratification of advisory proposal on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,331,248	848,340	201,516	3,457,746

3)	Ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,623,277	105,519	110,054	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: May 20, 2011	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President
and Chief Financial Officer